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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                January 31, 2007
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                             1-10218                            13-3489233
(State or other jurisdiction of          (Commission file number)        (I.R.S. Employer Identification
 incorporation or organization)                                                        No.)

                              26533 Evergreen Road
                           Southfield, Michigan 48076
                    (Address of principal executive offices)

                                 (248) 728-4500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
                               -------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

     Collins & Aikman Corporation (the "Company") announced that its board of directors had accepted the resignation of Frank E. Macher as President and Chief Executive Officer effective January 31, 2007. In connection with the foregoing the Company issued a press release which is attached as Exhibit 99.1 hereto.

     Mr. Macher and the Company have entered into a separation agreement, pursuant to which Mr. Macher will (i) receive a cash severance payment of $700,000, (ii) be reimbursed for reasonable attorneys fees incurred by him in the negotiation of the separation agreement, to a maximum of $7,500 and (iii) have the opportunity to elect continuation coverage under the group medical and dental benefit plans of the Company, or COBRA coverage. The Company has agreed to terminate the non-competition restrictions set forth in Mr. Macher's pre-existing employment contract, and Mr. Macher has agreed not to disclose confidential information of the Company and not to solicit or hire employees of the Company until January 1, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

     99.1 Press Release of Collins & Aikman Corporation dated January 31, 2007.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 6, 2007


                            COLLINS & AIKMAN CORPORATION


                            By: /s/ Stacy Fox
                                -----------------------------------
                                Name:   Stacy Fox
                                Title:  Executive Vice President, Chief
                                        Administrative Officer & General Counsel


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                                  EXHIBIT INDEX

Exhibit

99.1 Press Release of Collins & Aikman Corporation dated January 31, 2007.